Exhibit 10.43

AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT

Dated June 17, 2016

among

LANNETT COMPANY, INC.,

as the Borrower

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent

and

Each Incremental Term Lender Party Hereto

AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT, dated as of June 17, 2016 (this “Amendment”), is made by and among Lannett Company, Inc., a Delaware corporation (the “Borrower”), each incremental term lender party hereto (collectively, the “Incremental Term Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, certain subsidiaries of the Borrower, as Guarantors, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, are party to that certain Credit and Guaranty Agreement, dated as of November 25, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement” and, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested a Term Loan Increase with respect to Initial Tranche B Term Loans in an aggregate principal amount of $150,000,000.00 (the “First Amendment Incremental Term Commitments”), which will be available on the First Amendment Effective Date, and which shall constitute Incremental Term Commitments under the Credit Agreement and the loans thereunder (the “First Amendment Incremental Term Loans”), Incremental Term Loans under the Credit Agreement;

WHEREAS, each Incremental Term Lender party hereto is willing to make First Amendment Incremental Term Loans in an amount equal to such Incremental Term Lender’s First Amendment Incremental Term Commitment, as set forth opposite such Incremental Term Lender’s name on Appendix A-2 hereto; and

WHEREAS, this Amendment shall constitute an amendment giving effect to Incremental Term Commitments and Incremental Term Loans, as set forth in Section 2.20(f) of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

SECTION 1.                            Amendments to Existing Credit Agreement.  The Existing Credit Agreement is, as of the First Amendment Effective Date (as defined below) and subject to the satisfaction of the applicable conditions precedent set forth in Section 3 of this Amendment, hereby amended as follows:

(a)                                 Appendix A-2 of the Existing Credit Agreement is amended by adding thereto the First Amendment Incremental Term Commitments of each Incremental Term Lender party hereto, as set forth on Appendix A-2 hereto.

(b)                                 Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following new defined terms thereto in their correct alphabetical order:

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of June 17, 2016, among the Borrower, the Administrative Agent and each Lender party thereto.

“First Amendment Effective Date” means the date on which Amendment No. 1 became effective in accordance with its terms, which date is, June 17, 2016.

“First Amendment Incremental Term Loans” has the meaning assigned to such term in Amendment No. 1.

(c)                                  Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the definition of “Initial Tranche B Term Loan” contained therein with the following:

“Initial Tranche B Term Loan” means (a) prior to the First Amendment Effective Date, each Tranche B Term Loan made to the Borrower on the Closing Date and (b) from and after the First Amendment Effective Date, collectively, (i) the Tranche B Term Loans referred to in the foregoing clause (a) and (ii) the First Amendment Incremental Term Loans.

(d)                                 Upon the funding of the First Amendment Incremental Term Loans on the First Amendment Effective Date, the First Amendment Incremental Term Loans shall automatically and without further action by any Person constitute additional Initial Tranche B Term Loans (and shall have the same terms as the Initial Tranche B Term Loans (as modified by this Amendment)) for all purposes of the Agreement and the other Credit Documents and that Section 2.10(a)(ii) of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“(ii) for the ratable account of the Initial Tranche B Term Lenders, on the last Business Day of each of March, June, September and December commencing on June 30, 2016, an aggregate amount equal to $9,836,234.18 (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.11, 2.12 and 2.13, as applicable);”

(e)                                  The First Amendment Incremental Term Commitments provided for hereunder shall terminate on the First Amendment Effective Date immediately upon the borrowing of the First Amendment Incremental Term Loans pursuant to Section 2 below.

SECTION 2.                            Incremental Term Lenders.  Each Incremental Term Lender party hereto hereby acknowledges and agrees that it has a First Amendment Incremental Term Commitment in the amount set forth opposite such Incremental Term Lender’s name on Appendix A-2 to this Amendment and agrees to severally make to the Borrower First Amendment Incremental Term Loans on the First Amendment Effective Date, in Dollars, in an aggregate amount equal to such Incremental Term Lender’s First Amendment Incremental Term Commitment hereunder.  From and after the First Amendment Effective Date, (a) each

Incremental Term Lender party hereto shall be an Initial Tranche B Term Lender for all purposes under the Agreement and the other Credit Documents and (b) the First Amendment Incremental Term Commitment of each Incremental Term Lender party hereto shall be an Initial Tranche B Term Commitment for all purposes under the Credit Agreement and the other Credit Documents.

SECTION 3.                            Conditions to Effectiveness.  This Amendment shall become effective on the first date (the “First Amendment Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms hereof; and the obligations of each Incremental Term Lender party hereto to make First Amendment Incremental Term Loans, are subject to each of the applicable conditions set forth below having been satisfied (or waived) in accordance with the terms hereof:

(a)                                 this Amendment shall have been executed and delivered by the Borrower, the Administrative Agent and one or more Incremental Term Lenders representing 100% of the First Amendment Incremental Term Commitments;

(b)                                 the Administrative Agent shall have received a (i) certificate of an Authorized Officer of the Borrower dated as of the First Amendment Effective Date, which shall (A) certify the resolutions of the board of directors, members or other body authorizing the execution, delivery and performance of the Borrower of this Amendment, (B) identify by name and title and bear the signatures of the officers of the Borrower authorized to signed this Amendment (or certify that the signatures of such officers previously delivered to the Administrative Agent remain true and correct) and (C) contain appropriate attachments, including the Organization Documents of the Borrower certified, if applicable, by the relevant authority of the jurisdiction of organization of the Borrower and (ii) good standing certificate of a recent date for the Borrower from its jurisdiction of organization;

(c)                                  the Administrative Agent shall have received an Incremental Loan Notice as required pursuant to Section 2.20(a) of the Credit Agreement;

(d)                                 the representations and warranties contained in the Credit Agreement or in any other Credit Document shall be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifiers shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof;

(e)                                  no event shall have occurred and be continuing or would result from the consummation of the First Amendment Incremental Term Loans that would constitute a Default or an Event of Default;

(f)                                   the Administrative Agent and each Incremental Term Lender shall have received all accrued and reasonable fees, costs and expenses (including legal fees and expenses) and other amounts due and payable in connection with this Amendment on or prior to the First Amendment Effective Date, to the extent invoiced at least one Business Day prior to the First Amendment Effective Date;

(g)                                  the aggregate amount of Incremental Commitments shall not exceed the Incremental Amount as of the First Amendment Effective Date;

(h)                                 the execution, delivery and performance by the Borrower of this Amendment (a) have been duly authorized by all corporate, stockholder or limited liability company or partnership or organizational action required to be obtained by the Borrower and (b) will not (A) violate (i) any provision of applicable law, statute, rule or regulation, (ii) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower, (iii) any applicable order of any court or any rule, regulation or order of any Governmental Authority that has jurisdiction over the Borrower or (iv) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound or (B) be in conflict with, result in a breach of or constitute a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (b)(A)(ii), (iii) or (iv) or (b)(B), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(i)                                     this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower and is enforceable against the Borrower in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing;

(j)                                    no action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Collateral Documents (other than Liens with respect to Intellectual Property, the perfection of which is addressed in Section 4.17(c) of the Credit Agreement) or the exercise by any Agent or any Lender of its rights under the Credit Documents or the remedies in respect of the Collateral, except for (a) the filing of UCC and financing statements (or similar documents), (b) filings with the United States Patent and Trademark Office and the United States Copyright Office, (c) recordation of any mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such other actions, consents and approvals with respect to which the failure to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.4 of the Credit Agreement;

(k)                                 the Administrative Agent shall have received a certificate dated as of the First Amendment Effective Date and executed by an Authorized Officer of the Borrower as to the matters set forth in Sections 3(d), (e), (g), (h), (i) and (j) above; and

(l)                                     the Administrative Agent shall have received an opinion of (i) Debevoise & Plimpton LLP, counsel to the Borrower, and (ii) Fox Rothschild LLP, Delaware counsel to the Borrower, addressed to the Administrative Agent and each Incremental Term Lender, in form and substance attached hereto as Exhibit I.

SECTION 4.                            Reaffirmation of the Credit Parties.  Borrower hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Credit Document is, and the obligations of each Credit Party contained in the Existing Credit Agreement, this Amendment and in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment.  For greater certainty and without limiting the foregoing, Borrower hereby confirms that the existing security interests granted by each Credit Party in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties, including the First Amendment Incremental Term Loans, under the Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents.

SECTION 5.                            Repayment of Senior Notes.  Subject to the effectiveness of that certain Amendment No. 2 to Credit and Guaranty Agreement, dated on or about the date hereof, by and among the Borrower, the Administrative Agent and the Lenders party thereto, the Borrower shall use the net proceeds of the First Amendment Incremental Term Loans, along with certain cash on hand, to repurchase, redeem or otherwise retire the Senior Notes on the Business Day such proceeds are received from the Incremental Term Lenders.

SECTION 6.                            Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except with the written consent of the parties hereto and in accordance with Section 2.20 of the Credit Agreement.

SECTION 7.                            Entire Agreement.  This Amendment, the Credit Agreement, and the other Credit Documents constitute the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Amendment is a Credit Document.  This Amendment shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Credit Documents shall, to the extent not paid or exchanged on or prior to the First Amendment Effective Date, shall continue to be owing under the Credit Agreement or such other Credit Documents until paid in accordance therewith.

SECTION 8.                            GOVERNING LAW; Etc.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  SECTIONS 10.11, 10.15 AND 10.16 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

SECTION 9.                            Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.                     Counterparts.  This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by fax or other electronic transmission of an original executed counterpart of this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

LANNETT COMPANY, INC., as Borrower

By:	/s/ Arthur P. Bedrosian
Name: Arthur P. Bedrosian
Title: Chief Executive Officer

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Lisa Hanson
Name: Lisa Hanson
Title:Authorized Signatory

Appendix A-2

Incremental Term Commitments

Lender	First Amendment Incremental Term Commitment
Deerfield Partners, L.P.	$33,000,000.00
Deerfield International Master Fund, L.P.	$42,000,000.00
Deerfield Special Situations Fund, L.P.	$18,750,000.00
Deerfield Private Design Fund III, L.P.	$56,250,000.00

Exhibit I

Opinions